Exhibit 10.16 #

BRIDGE LICENSE AGREEMENT

THIS BRIDGE LICENSE AGREEMENT is made and entered into as of March 24, 2015 (the “Execution Date”) by and between Micron Technology, Inc., a Delaware corporation (“Micron”), and Photronics, Inc., a Connecticut corporation (“Photronics”).  Micron and Photronics are hereinafter collectively referred to as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, Micron and Photronics formed a joint venture known as MP Mask Technology Center, LLC (“MP Mask”) governed in accordance with that certain Limited Liability Company Operating Agreement dated as of May 5, 2006 (the “Operating Agreement”), by and among Micron, Photronics and MP Mask, for the purpose of developing, producing and manufacturing photomasks and prototypes for photomasks for leading edge and next generation semiconductors; and

WHEREAS, in connection with the formation of MP Mask, Micron and Photronics also entered into a Technology License Agreement (the “Technology License Agreement”), as well as certain supply agreements and other related agreements; and

WHEREAS, Micron and Photronics have mutually agreed to terminate the MP Mask joint venture, as contemplated by the Operating Agreement, as of May 5, 2016; and

WHEREAS, the parties have begun, but may not complete by May 5, 2016, the transfer of the Technology associated with the * DRAM node to Photronics pursuant to the Technology License Agreement; and

WHEREAS, in order to attempt to complete the transfer of the Technology associated with the * DRAM node to Photronics that was initiated under the Technology License Agreement, the Parties have agreed to enter into this Bridge License Agreement.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and other terms and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Definitions: For purposes of this Agreement all capitalized terms set forth herein and not otherwise defined will have the meaning as set forth in the Technology License Agreement, notwithstanding any termination of the Technology License Agreement.

For purposes of this Agreement, “Photronics Facility” shall mean a facility that directly, or indirectly through one or more intermediaries, is at least ninety percent (90%) owned by Photronics unless otherwise agreed upon by Micron in writing on a case-by-case basis.

For purposes of this Agreement, “Certification” shall mean the date upon which Micron certifies that the transfer of the Technology associated with the * DRAM node has been transferred to Photronics consistent with the transfer of the most-recent previous node under the Technology License Agreement.

*Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.

Article 1.1                Notwithstanding termination of the Technology License Agreement pursuant to Article 9.3 therein, subject to the terms of this Agreement, Micron hereby agrees to continue the transfer of the Technology necessary to achieve Certification of the Designated Facility (Photronics’ facility in Boise, Idaho) for the * DRAM node, to the extent such technology transfer is not completed prior to the termination of the Technology License Agreement.

Article 1.2                Furthermore, Micron will continue such transfer under the terms and conditions of the Technology License Agreement applicable thereto and using the same effort and collaborative spirit as the most-recent previous technology transfer under the Technology License Agreement.

Article 1.3                This Bridge License Agreement will be effective as of the date last signed below and continue until the earlier of:  one year from the termination of the Technology License Agreement; or the date of Certification.

Article 1.4                Except as modified by the definitions in this Agreement, the rights, obligations, and licenses that survive the termination of the Technology License Agreement pursuant to Paragraph 9.5 therein (other than Section 4.4), shall also survive with respect to the Technology transferred pursuant to this Agreement to the same extent as if such Technology had been transferred during the term of the Technology License Agreement.  For clarification and avoidance of doubt, the Technology transferred under this Agreement shall be subject to the same confidentiality obligations as the Technology previously transferred under the Technology License Agreement.

Article 1.5                Nothing in this Bridge License Agreement shall modify, amend, or in any way extend the Technology License Agreement except with respect to the Technology transferred hereunder and only as explicitly set forth herein.

Article 1.6                Micron’s obligations under this Agreement are contingent upon Photronics maintaining a matched tool set, facility, and processes to Micron’s facility (the facility utilized by MP Mask as of the Execution Date) at the Designated Facility.  If Photronics fails to maintain the matched status during the term of this Agreement, Micron may terminate this Agreement upon notice to Photronics.

Article 1.7                The terms of Article 11 of the Technology License Agreement are hereby incorporated by reference herein as if fully set forth, and shall survive any termination of this Bridge License Agreement.

[Signature page follows]

*Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

Photronics, Inc.

By:
Name:
Title:
Date:

Micron Technology, Inc.

By:
Name:
Title:
Date:

*Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.